                                                                   EXHIBIT 99.2


                    Michael Agee
                    Director, Corporate Development
                    magee@microgeneral.com
                    (949) 622-4581


FOR IMMEDIATE RELEASE


                       MICRO GENERAL CORPORATION ANNOUNCES
                       ACQUISITION OF SOFTPRO CORPORATION

        ACQUISITION ADDS SUITE OF CLOSING AND TITLE AUTOMATION SOLUTIONS

SANTA ANA, CALIF. - AUGUST 20, 2001 - Micro General Corporation (NASDAQ: MGEN), announced today that it has acquired SoftPro Corporation, a North Carolina-based provider of closing and title automation software. Terms of the agreement were not disclosed.

      SoftPro's solutions are the most widely used commercially available settlement software in the nation, with nearly four times more users than any other package. Additionally, SoftPro's Solution Center was ranked #1 in the industry in total customer satisfaction by The Title Report Technology Survey 2000. A complete copy of the survey can be obtained at www.thetitlereport.com.

       "SoftPro has a great reputation in the title agent market, and brings a suite of products and services that complement our own," said John Snedegar, Micro General president and CEO. "Both companies have seen aggressive revenue and earnings growth over the past few years, and both companies have recently been named to the Deloitte & Touche "Fast 50" for our respective regions." Snedegar said.

       "Acquiring SoftPro helps to expand our product offerings and accelerates our positioning within the title agent market," said Dale Christensen, Micro General's Chief Financial Officer. "This acquisition puts us well ahead of schedule in penetrating that market and SoftPro will have a positive effect on Micro General's revenue and earnings growth over the coming year," said Christensen.

       Today, with an install base of more than 6,200 sites nation wide and a user base of more than 23,000, SoftPro is the leading provider of real estate closing and title insurance software for the independent title agent marketplace. Softpro's products will complement Micro General's recently announced Net Global Solutions (NGS), a comprehensive Web-based, enterprise production product, being developed to meet the unique requirements of the largest title and escrow firms in the United States.


                                     -more-

MGEN ACQUIRES SOFTPRO CORPORATION  - PAGE 2 OF 2

       "Our products bring tremendous benefits to our clients in terms of cost savings," commented Loren Harrell, President of SoftPro. "With their national reach and financial strength, Micro General will help us distribute our products more widely and ensure that we will continue to provide the top quality products, services and support that our clients expect," said Harrell.

       Based in Raleigh, North Carolina, SoftPro Corporation was established in 1984. SoftPro will operate as a wholly owned subsidiary of Micro General, and will retain its existing management team and staff.

ABOUT MICRO GENERAL

Micro General Corporation is the leading provider of production and workflow software systems to the real estate title and escrow industries. The company's additional competencies include managed application services, application development and integration, network, data and infrastructure management and IT outsourcing.

       The Company has been named to the Deloitte & Touche "Orange County/San Diego Technology Fast 50" for 2001 and as "The Fastest Growing Public Company in Orange County, California" for two consecutive years. Micro General and its operating subsidiaries employ more than 500 individuals nationwide, primarily technical positions. To learn more about Micro General Corporation, visit our Website at: www.microgeneral.com.

ABOUT SOFTPRO CORPORATION

SoftPro Corporation offers a complete library of programs for automating the real estate closing and title insurance process. SoftPro has been named to the Deloitte & Touche North Carolina Technology Fast 50 for two consecutive years, recognized to be among the fastest growing technology firms in the region. SoftPro has built an industry-leading customer base consisting of more than 6000 customer sites and 22,000+ users nationwide. For more information regarding SoftPro's products and services, call SoftPro Sales at 800-848-0143 or visit www.softprocorp.com.


This press release contains forward-looking statements. The words "believe," "expect," "intend," "anticipate," "will," and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                                       ##